Exhibit 99.1

Teradyne, Inc.

Summary of Reduced Annual Base Salaries of Executive Officers

Effective May 1, 2009*

Executive Officer	2008 Annual Base Salary	Total Percentage Amount of Reductions	Annual Base Salary effective May 1, 2009*
Michael A. Bradley CEO & President	$625,000	20%	$500,000

Gregory R. Beecher V.P. & CFO	$360,000	20%	$288,000

Mark E. Jagiela President, Semiconductor Test Division	$348,571	20%	$278,857

Jeffrey R. Hotchkiss President, System Test Group	$300,000	20%	$240,000

Charles J. Gray Vice President, General Counsel and Secretary	$270,000	20%	$216,000

*	Reflects a temporary reduction in effect as of this date.